UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 2, 2015, Peter J. Clemens IV, Executive Vice President and Chief Financial Officer of Surgical Care Affiliates, Inc. (the “Company”) and Surgical Care Affiliates LLC, a wholly-owned subsidiary of the Company (“SCA”), notified SCA and the Company that he intends to retire from his positions with SCA and the Company and voluntarily terminate his employment with SCA. The effective date of Mr. Clemens’s retirement and the terms thereof are to be determined by mutual agreement among SCA, the Company and Mr. Clemens. The Company has engaged a leading executive search firm to assist it in recruiting a new Chief Financial Officer, and Mr. Clemens intends to work with his successor to jointly design a transition plan.

Item 7.01.	Regulation FD Disclosure.

On March 2, 2015, the Company issued a press release announcing its intention to refinance its existing senior credit facility, which is comprised of $596 million of term loan facilities and a $132 million revolving credit facility. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

In accordance with General Instruction B.2. of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: March 2, 2015	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 2, 2015